UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): July 17, 2009

OAKRIDGE INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or other jurisdiction of incorporation)	------------- (Commission File Number)	----------- (IRS Employer Identification No.)

Suite 1609, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+1 206 424 7587

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.03	Unregistered Sales of Equity Securities

On July 17, 2009, the Company entered into a Stock Purchase Agreement ("SP Agreement") with Mr. Burney. According to the SP Agreement, Mr. Burney agreed to subscribe, and the Company agreed to issue, 1,250,000 shares of common stock of the Company for a total price of $25,000. The SP Agreement is attached herewith.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 17, 2009, the Company and Mr. Michael Burney, its Director and CEO, executed an Executive Agreement with all its terms and conditions setout in the document attached herewith.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Executive Agreement (provided herewith)
10.2	Stock Purchase Agreement (provided herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2009	OAKRIDGE INTERNATIONAL CORPORATION

By: /s/ Sau Shan Ku --------------------------------- Name: Sau Shan Ku Title: Director